SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **COLORSTARS GROUP**, did on November 3, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 4, 2005.

DEAN HELLER
Secretary of State

By

Certification Clerk

Certified True Copy

Nickie L. Ross

CERTIFIED

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0744272005-9
Document Number:
00000481218-04

Date Filed:
11/3/2005 12:48:16 PM
In the office of
Dean Heller
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	ColorStars Group
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500 — Reno — NEVADA Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 500,000,000 Par value: $ 0.001 Number of shares without par value: 0
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Li-Chang Hsu (a.k.a. David Hsu) Name 5F No. 566, Jungjeng Road — Sindian City — Taiwan — 231 Street Address — City — State — Zip Code 2. Wei-Rur Chen (a.k.a. Jimmy Chen) Name 5F No. 566, Jungjeng Road — Sindian City — Taiwan — 231 Street Address — City — State — Zip Code 3. Mei-Ying Chiu (a.k.a. Easter Chiu) Name 5F No. 566, Jungjeng Road — Sindian City — Taiwan — 231 Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: The purposes for which the corporation is organized are to engage primarily in any type of business, investment or
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Mark A. Robertson — [signature] Name — Signature 3033 N.W. 63rd Street, Suite 200 — Oklahoma City — Oklahoma — 73116 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Article 3 continued.....

3. The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares with a par value of $0.001 per share and having a total stated capital of $500,000.00, of which 450,000,000 shares will be common stock of a par value of $0.001 each, and of which 50,000,000 shares shall be preferred stock with a par value of $0.001 each.

The Board of Directors is authorized to issue the capital stock in one or more classes or one or more series of stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the use issue of such stock adopted by the Board of Directors,

Article 5 continued.....

5. other pursuit or activity, whether retail or wholesale, whether commercial or industrial, and to perform any and all other lawful acts or purposes as are or may be granted to corporate entities under the laws of the State of Nevada and by any other state or foreign country. The corporation may conduct its business anywhere within the States of the United States or in any foreign country, without in any way limiting the foregoing powers. It is hereby provided that the corporation shall have the power to do any and all acts and things that may be reasonably necessary or appropriate to accomplish any of the foregoing purposes for which the corporation is formed.